EXHIBIT 21.1
SUBSIDIARIES OF HEALTHTRONICS, INC.

As of February 28, 2007

Name of Subsidiary (doing business as)	State of Incorporation or Organization
Alabama Renal Stone Institute, Inc.,	Alabama
HealthTronics Service Center, LLC.,	Delaware
Lithotripters, Inc.,	North Carolina
Medstone International, Inc.,	Delaware
Prime Kidney Stone Treatment, Inc.,	New Jersey
Prime Lithotripter Operations, Inc.,	New York
Prime Lithotripsy Services, Inc.,	New York
Prime Management, Inc.	Nevada
Prime Medical Operating, Inc.,	Delaware
Sun Medical Technologies, Inc.,	California
HealthTronics Group, L.P.,	Delaware
Prime RVC, Inc.,	Delaware
Surgicenter Management, Inc.,	Delaware
HT Lithotripsy Management Company, L.L.C.,	Delaware
HT Prostate Therapy Management Company, L.L.C.,	Delaware
HealthTronics Technology Services & Development, LLC,	Delaware
Litho Management, Inc.,	Texas
Litho Group, Inc.,	Delaware
HLE Corp.,	Texas
FLORIDA LITHOLOGY No. 2, INC.,	Florida
Rocky Mountain Prostate Thermotherapy LLC,	Colorado
HT Prostate Services, L.L.C.,	Delaware
West Coast Cambridge, Inc.,	California
Integrated Lithotripsy of Georgia, Inc.,	Georgia
Midwest Cambridge Inc.,	Illinois
T2 Lithotripter Investment, Inc.,	Delaware
Heritage Medical Services of Georgia, Inc.,	Georgia
T2 Lithotripter Investment of Indiana, Inc.,	Delaware
AmCare Health Services, Inc.,	Pennsylvania
AMCARE, Inc.,	California
N.Y.L.S.A. #4 Inc.,	Delaware
Integrated Hearing Services, Inc.,	Delaware
Integrated Health Care Management Corp.,	Delaware
TennGa Stone Group Three, LLC	Tennessee
NGST, Inc.,	Tennessee
Dallas Lithotripsy L.P.	Texas
Southern California Stone Center, L.L.C	California
Mobile Kidney Stone Centers, Ltd.	California
Fayetteville Lithotripters Limited Partnership - Arizona I	Arizona
Fayetteville Lithotripters Limited Partnership - Arkansas I	Arkansas
Reston Lithotripsy L.P.	Virginia
Metro Lithotripsy L.P.	Georgia
Louisiana Lithotripters Investment Limited Partnership	Louisiana
Fayetteville Lithotripters Limited Partnership - Louisiana I	Louisiana
Pacific Medical of Hawaii Limited Partnership	Hawaii
San Diego Lithotripters Limited Partnership	California
Northern Nevada Lithotripsy Associates, LLC	Nevada
Fayetteville Lithotripters Limited Partnership - South Carolina II	South Carolina
Tennessee Lithotripters Limited Partnership	Tennessee
Texas Lithotripsy Limited Partnership V L.P.	Texas
Utah Lithotripsy L.P.	Utah
Fayetteville Lithotripters Limited Partnership - Virginia I	Virginia
Texas Lithotripsy Limited Partnership III L.P.	Texas
Pacific Lithotripsy, G.P	California
Great Lakes Lithotripsy Partnership, L.P.	Wisconsin
South Orange County Lithotripters, LLC	California
Red River Urological Services L.P.	Texas
Washington Urological Services, LLC	Washington
Wyoming Urological Services, LP	Wyoming
Mobile Kidney Stone Centers of Calif. II, L.P.	California
Mobile Kidney Stone Centers of Calif., III, L.P.	California
Big Sky Urological Services, L.P.	Montana
Kentucky I Lithotripsy, LLC	Kentucky
Western Kentucky Lithotripters LP	Kentucky
Mississippi Lithotripters LP	Mississippi
Texas Lithotripsy LP VIII	Texas
Greater Atlanta Lithotripsy, LLC	Georgia
West Coast Litho Services, LLC	California
Galaxy Lithotripsy, LLC	Georgia
New Jersey Kidney Stone Center, LLC	New Jersey
Alaska Extracorporeal Shockwave Therapy, LLC	Alaska
High Plains Lithotripsy, LLC	Nebraska
Florida Lithology, LTD	Florida
Wave Forms Lithotripsy, LLC	Washington
Greater Nebraska Lithotripsy, LLC	Nebraska
Midwest Urologic Stone Unit, Limited Partnership	Minnesota
Bay Area Partners, Ltd.	Florida
West Florida Urology, LLC	Florida
Allied Urological Services, LLC	New York
Georgia Litho Group, LLLP	Georgia
Gulf South Lithotripsy	Louisiana
Gulf Coast II, L.P.	Louisiana
Kansas Lithotripsy, LLC	Kansas
Lithotripsy of Northern Indiana	Indiana
Lithotripsy Institute of Indiana	Indiana
Lithotripsy Leasing, LLC	Alabama
Mobile Bay Lithotripsy Partners	Alabama
South Kansas Lithotripsy	Kansas
South Texas Lithotripsy, L.P.	Texas
Sullivan County Lithotripsy Services	Tennessee
Advanced Urology Services, LLC	Delaware
Prostate Therapy Associates	Louisiana
Cryopartners	Delaware
New Jersey Urological Services, LLC	New Jersey
KCPR, LLC	Texas
HealthTronics GmbH	Switzerland
Sunshine Urological Services, LP	Texas
Montana Urological Services, LLC	Texas
Cobb Laser Services, LLC	Delaware
Cobb Stone Treatment Center	Delaware
OKS Prostate Services, LLC	Delaware
Sacramento ESL Services, LLC	Texas
Cascade Urological Services, LLC	Washington
Cascade Laser Services, LLC	Washington
Columbia Urological Services, LLC	Washington
Claripath Labs, Inc.	Delaware
HealthTronics Medical, LLC	Delaware
Northeast Tennessee Prostate Services, LLC	Delaware
South Kansas Prostate Lasers, LP	Delaware
South Orange West Coast Litho JV	California
Treasure Valley Urological Services, LLC	Idaho
Buckeye Urological Services, LP	Texas
Tenn-Ga Stone Group II, LP	Tennessee
Great Lakes Laser Services, LP	Texas
Greater Alabama Lithotripsy, LLC	Alabama
Promobile Therapies, LLC	Indiana
East Tennessee Prostate Services, LP	Tennessee
Beltway Urology Services LP	Texas
Northeast Tennessee Lithotripsy Partners, LP	Delaware
Sacramento Urological Services, LLC	Texas